Exhibit 99.1

Earthstone Energy Announces Northern Delaware Basin
Asset Acquisition for ~$627 Million

Highly Accretive Expansion in Northern Delaware Basin Meaningfully Increases Scale

The Woodlands, Texas, June 28, 2022 – Earthstone Energy, Inc. (NYSE: ESTE) (“Earthstone” or the “Company”) today announced that it has entered into an agreement (the “Agreement”) to acquire the New Mexico assets of Titus Oil & Gas Production, LLC and Titus Oil & Gas Production II, LLC and their affiliates (collectively, “Titus”) located in the northern Delaware Basin (the “Titus Acquisition”). Titus is privately held with sponsorship by investment funds managed by NGP Energy Capital Management, LLC.

The aggregate purchase price of the Titus Acquisition is approximately $627 million consisting of $575 million in cash and approximately 3.9 million shares of Earthstone’s Class A common stock valued at $52 million based on a closing share price of $13.51 on June 24, 2022, both subject to customary closing adjustments. The effective date of the Titus Acquisition will be August 1, 2022, with closing anticipated in the third quarter of 2022. The cash portion of the consideration is expected to be funded with cash on hand and borrowings under the Company’s senior secured revolving credit facility (the “Credit Facility”). In conjunction with the Titus Acquisition, Earthstone has obtained $400 million of incremental commitments from existing lenders, increasing elected commitments under the Credit Facility from the current $800 million to $1.2 billion upon closing. Earthstone’s current borrowing base is $1.4 billion and is expected to increase with the Titus Acquisition.

Titus Asset Highlights:
•June 2022 net production has averaged ~31,800 Boepd (65% oil, 83% liquids) from 44 gross / 37 net operated wells and is inclusive of ~1,200 Boepd from non-operated interests (1)
•$857 million Proved Developed PV-10 as of 8/1/22 with reserves of approximately 28.9 MMBoe (2,3)
•Estimated $320-340 million of next twelve months Adjusted EBITDAX from Proved Developed Producing based on 8/1/22 effective date (4,5)
•Low-cost, high-margin producing assets generating significant Free Cash Flow (4,5)
•Approximately 7,900 net acres (65% operated, 78% WI, 93% HBP) in the core of the Delaware Basin in Lea and Eddy Counties, New Mexico
•High-return, de-risked drilling inventory with 114 gross / 86 net locations comprised of 61 gross / 46 net operated high-graded locations focused on 2nd and 3rd Bone Spring and Wolfcamp A /XY formations with an additional 53 gross / 40 net operated locations from secondary targets
•Titus is currently utilizing three rigs to drill six wells (93% working interest) in Lea County, with completions expected late in the third quarter of 2022

Impact on Earthstone:
•Expected to increase net production by 18,000-23,000 Boepd (65% oil) in the fourth quarter of 2022
•Earthstone intends to maintain two rigs in the Delaware Basin and two rigs in the Midland Basin with an additional rig being considered for the Delaware Basin after closing
•Expected increase in capital expenditures in the fourth quarter of 2022 of $25-50 million
•Increases Earthstone’s Delaware Basin acreage position to ~44,000 net acres and its broader Permian Basin acreage position to ~256,000 net acres
•Expected impact on Earthstone’s guidance for the remainder of the year dependent upon timing of closing and will be provided after closing

•Maintains conservative balance sheet metrics with low leverage
-Forecasted increase of 0.1x in Debt / Last Quarter Annualized (“LQA”) Adjusted EBITDAX at year-end 2022 allows for maintenance of targeted sub-1.0x Debt / LQA EBITDAX
•Increase in share count of only 3%, driving significant immediate per share accretion
•Anticipated total common share count of ~142.4 million shares upon closing and with the expected conversion of the outstanding convertible preferred stock (6)
•Significantly increases magnitude of expected Free Cash Flow generation while maintaining timing of consideration of shareholder return program

Robert J. Anderson, President and CEO of Earthstone, commented, “The Titus Acquisition continues our path of building scale in the Permian Basin, increasing our daily production to around 100,000 Boepd upon closing. We had a goal of adding to our recently established Northern Delaware Basin position and are excited about this transaction and the drilling inventory we are acquiring as it is among the highest economic locations in the Permian Basin. We continue to pursue synergies from the two acquisitions completed since the beginning of 2022. In particular, we are very pleased with the execution of our operations in the Northern Delaware Basin assets acquired earlier this year and expect to apply that knowledge to the Titus Acquisition assets after closing. We have continued to build out our high margin asset base, which is generating significant Free Cash Flow to which this acquisition will contribute in a meaningful way.

“As we have continued to demonstrate from prior acquisitions, we believe that the price for this acquisition is highly attractive, with our ability to buy the assets at less than 2x PDP cash flows using current NYMEX strip prices. We are also obtaining six wells in progress and 86 potentially highly economic net locations which will be incorporated into our drilling plans as quickly as possible. The combination of the attractive price being paid, the current high level of commodity prices and production of the acquired assets will allow us to acquire the assets utilizing primarily debt funding while having only a minimal impact on leverage. We expect this to increase our 4Q 2022 Debt / LQA Adjusted EBITDAX by only 0.1x while remaining below our targeted 1.0x leverage ratio at year-end 2022. The moderate levels of expected leverage and significant incremental Free Cash Flow further strengthens our outlook in 2023, while positioning us to consider implementing a shareholder return plan as we look into 2023.”

Transaction Consideration and Sources

The consideration for the Titus Acquisition consists of approximately 3.9 million shares of Earthstone’s Class A common stock to be issued to Titus, which will represent 3% of total Class A and Class B common stock on a pro forma basis (6) and a cash amount of $575 million based on the effective date (subject to customary closing adjustments).

Earthstone intends to fund the cash portion of the consideration and fees and expenses with cash on hand and incremental bank borrowings. The Company has received $400 million in increased commitments from existing lenders.

Approvals

The board of directors of Earthstone has unanimously approved the Titus Acquisition. The board of directors and members of Titus Oil & Gas Production, LLC and Titus Oil & Gas Production II, LLC and those of their applicable affiliates have also unanimously approved the Titus Acquisition.

Investor Presentation and Other Details

Please refer to the “Investors” section of Earthstone’s website, www.earthstoneenergy.com, for access to a presentation highlighting the Titus Acquisition.

Further details of the terms of the Titus Acquisition are set forth in the Agreement, which will be filed by Earthstone with the Securities and Exchange Commission (“SEC”) and will be available for viewing under its profile at www.sec.gov or under the “Investors” section of Earthstone’s website.

Advisors

Legal advisors included Haynes and Boone, LLP and Jones & Keller, P.C. for Earthstone, and Bracewell, LLP for Titus. Jefferies LLC acted as exclusive financial advisor to Titus.

About Earthstone Energy, Inc.

Earthstone Energy, Inc. is a growth-oriented, independent energy company engaged in the development and operation of oil and natural gas properties. Its primary assets are located in the Permian Basin of west Texas and southern New Mexico. Earthstone is listed on the New York Stock Exchange under the symbol “ESTE.” For more information, visit Earthstone’s website at www.earthstoneenergy.com.

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(1)Earthstone management estimate of Titus three stream sales volumes for first 20 days of June 2022.
(2)PV-10 is a non-GAAP measure that differs from a measure under GAAP known as “standardized measure of discounted future net cash flows” in that PV-10 is calculated without including future income taxes.
(3)Earthstone management estimate of proved developed reserve volumes and values as of August 1, 2022, discounting cash flows at a rate of 10% and utilizing NYMEX strip prices as of June 17, 2022.
(4)Based on Earthstone management estimates and NYMEX strip prices as of June 17, 2022; excludes general and administrative expenses.
(5)Adjusted EBITDAX and Free Cash Flow are non-GAAP measures. Adjusted EBITDAX is defined as net (loss) income plus, when applicable, accretion of asset retirement obligations; impairment expense; depletion, depreciation and amortization; interest expense, net; transaction costs; (gain) loss on sale of oil and gas properties, net; exploration expense; unrealized loss (gain) on derivative contracts; stock-based compensation (non-cash); and income tax expense. Free Cash Flow is defined as Adjusted EBITDAX (defined above), less interest expense, less accrual-based capital expenditures.
(6)Pro forma share count of ~142.4 million includes ~79.1 million Class A Common Shares and ~34.3 million Class B Common Shares, as of 6/24/22; the assumed conversion on July 6, 2022 of the 280,000 shares outstanding of Series A Convertible Preferred Stock into ~25.2 million Class A Common Shares, and ~3.9 million Class A Common Shares issued to Titus as partial consideration for the Titus Acquisition.

Forward-Looking Statements
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Statements that are not strictly historical statements constitute forward-looking statements and may often, but not always, be identified by the use of such words such as “expects,” “believes,” “intends,” “anticipates,” “plans,” “estimates,” “forecast,” “guidance,” “potential,” “possible,” or “probable” or statements that certain actions, events or results “may,” “will,” “should,” or “could” be taken, occur or be achieved. The forward-looking statements include statements about the expected benefits of the Titus Acquisition to Earthstone and its stockholders, the anticipated completion of the Titus Acquisition or the timing thereof, the expected future reserves, production, financial position, business strategy, revenues, earnings, costs, capital expenditures and debt levels of the combined company, and plans and objectives of management for future operations. Forward-looking statements are based on current expectations and assumptions and analyses made by Earthstone and its management in light of their experience and perception of historical trends, current conditions and expected future developments, as well as other factors appropriate under the circumstances. However, whether actual results and developments will conform to expectations is subject to a number of material risks and uncertainties, including but not limited to: the ability to complete the Titus Acquisition on anticipated terms and timetable; Earthstone’s ability to integrate its combined operations successfully after the Titus Acquisition and achieve anticipated benefits from it; the possibility that various closing conditions for the Titus Acquisition may not be satisfied or waived; risks relating to any unforeseen liabilities of Earthstone or Titus; declines in oil, natural gas liquids or natural gas prices; the level of success in exploration, development and production activities; adverse weather conditions that may negatively impact development or production activities; the timing of exploration and development expenditures; inaccuracies of reserve estimates or assumptions underlying them; revisions to reserve estimates as a result of changes in commodity prices; impacts to financial statements as a result of impairment write-downs; risks related to level of indebtedness and periodic redeterminations of the borrowing base and interest rates under Earthstone’s credit agreement;

Earthstone’s ability to generate sufficient cash flows from operations to meet the internally funded portion of its capital expenditures budget; Earthstone’s ability to obtain external capital to finance exploration and development operations and acquisitions; the impacts of hedging on results of operations; uninsured or underinsured losses resulting from oil and natural gas operations; Earthstone’s ability to replace oil and natural gas reserves; and any loss of senior management or technical personnel. Earthstone’s annual report on Form 10-K for the year ended December 31, 2021, quarterly reports on Form 10-Q, recent current reports on Form 8-K, and other Securities and Exchange Commission (“SEC”) filings discuss some of the important risk factors identified that may affect Earthstone’s business, results of operations, and financial condition. Earthstone undertakes no obligation to revise or update publicly any forward-looking statements except as required by law.

Contacts

Scott Thelander
Vice President of Finance
281-298-4246 / scott@earthstoneenergy.com